Exhibit 99.1

Alaska Communications Reports First Quarter 2020 Results

  Increased Total Revenue 2.4% compared to First Quarter 2019
  Reported Net Income of $2.4 Million
  Posted Adjusted EBITDA of $16.1 Million and Adjusted Free Cash Flow of $10.1 Million
  Contracted first subsea 100Gb IRU in April

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 6, 2020--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2020.

“We are pleased with our first quarter 2020 results: Broadband revenues increased 7.2% year over year, and growth revenues continued to outpace declining legacy revenues. This strong business performance strengthens our foundation, and the company is well prepared to manage the challenges related to COVID-19.

“As a premier broadband and managed IT provider in Alaska, we deliver essential services. I am proud of how our employees have responded to the pandemic. They stepped up to serve our customers in this difficult time and continue to drive ahead to achieve our mission. In today’s environment, our customers are negotiating increasing amounts of remote work and our solutions are even more critical. While the small and medium business outlook is unclear, we expect broadband demand for enterprise customers to continue to grow, as demonstrated by the sale of a subsea 100Gb IRU to a carrier customer in April,” said Bill Bishop, president & CEO.

First Quarter 2020 Compared to First Quarter 2019

  Total revenue was $58.3 million, compared to $56.9 million, an increase of 2.4%.
    Business and wholesale revenue was $38.8 million, compared to $36.5 million, up 6.3%.
    Consumer revenue was $9.1 million, compared to $9.2 million, a decrease of 0.7%.
    Regulatory revenue was $10.3 million, compared to $11.2 million, a decrease of 7.8%.
  Operating expenses were $52.4 million, compared to $51.0 million.
  Operating income was $5.8 million, compared to $5.9 million.
  Net income was $2.4 million, compared to $0.2 million.
  Capital expenditures were $7.5 million, compared to $8.6 million.
  Adjusted EBITDA was $16.1 million, compared to $15.2 million.
  Adjusted Free Cash Flow was $10.1 million, compared to $3.0 million.

Balance Sheet Highlights

  Cash was $35.4 million at March 31, 2020, compared to $28.3 million at December 31, 2019.
  Net debt was $143.4 million at March 31, 2020, compared to $153.8 million at December 31, 2019.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications chief financial officer, said, “We met our expectations for the quarter, and growth revenues increased 6.9% compared to last year. Dedicated to meeting the needs of our communities, we developed special internet services offerings to help people with tele-health, distance learning and remote work demands. Recognizing the potential financial impact to some residential and small businesses customers, we are providing flexible payment plans and will continue to monitor the situation. We are evaluating the effect of COVID-19 on our business from supply chain to collections. Although the near-term impact is uncertain, our business is keeping people connected, and we are confident in our long-term business plan and ability to drive shareholder value.”

2020 Guidance

Management maintains its 2020 financial guidance as follows:

  Total Revenue to be between $232 million and $237 million
  Adjusted EBITDA to be between $63 million and $65 million
  Capital Expenditures to be between $39 million and $43 million
  Adjusted Free Cash Flow to be between $8 million and $10 million

Conference Call

The Company will host a conference call and live webcast on Thursday, May 7, 2020 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-458-4121 and enter pass code 4240283. All other parties can access the call at 1-323-794-2597 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run until June 6, 2020 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 4240283. All other parties can call 1-719-457-0820 and enter pass code 4240283.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visitwww.alaskacommunications.com orwww.alsk.com.

Revenue Category Definitions

Growth Revenues are defined as business broadband, managed IT services, equipment sales and installations, wholesale broadband and consumer broadband. Legacy Revenues are defined as business voice and other, Wholesale voice and other, consumer voice and other, and Access. CAF II Revenues are defined as high cost support.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $9.9 million in the three-month period of 2020).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impacts of the COVID-19 pandemic on the economy of Alaska and on the Company, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the Northslope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2020	2019

Operating revenues	$58,266	$56,909

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	27,114	25,627
Selling, general & administrative	15,394	16,656
Depreciation and amortization	9,840	8,679
Loss on disposal of assets, net	86	(2)

Total operating expenses	52,434	50,960

Operating income	5,832	5,949

Other income and (expense):
Interest expense	(2,959)	(3,056)
Loss on extinguishment of debt	-	(2,799)
Interest income	75	75
Other income, net	381	122
Total other income and (expense)	(2,503)	(5,658)

Income before income tax expense	3,329	291

Income tax expense	(960)	(98)

Net income	2,369	193

Less net loss attributable to noncontrolling interest	(18)	(34)

Net income attributable to Alaska Communications	$2,387	$227

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$2,387	$227

Basic and Diluted	$0.04	$0.00

Weighted average shares outstanding:
Basic	53,186	53,382
Diluted	54,237	54,605

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2020	2019

Current assets:
Cash and cash equivalents	$33,818	$26,662
Restricted cash	1,620	1,631
Short-term investments	134	134
Accounts receivable, net of allowance of $4,285 and $4,627	27,738	34,354
Materials and supplies	7,745	8,900
Prepayments and other current assets	12,535	9,617
Total current assets	83,590	81,298

Property, plant and equipment	1,429,446	1,424,904
Less: accumulated depreciation and amortization	(1,049,102)	(1,042,546)
Property, plant and equipment, net	380,344	382,358

Operating lease right of use assets	80,394	80,991
Other assets	10,307	12,598
Total assets	$554,635	$557,245

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$7,931	$8,906
Accounts payable, accrued and other current liabilities	42,337	39,108
Advance billings and customer deposits	3,680	3,761
Operating lease liabilities - current	2,902	2,795
Total current liabilities	56,850	54,570

Long-term obligations, net of current portion	165,561	167,476
Deferred income taxes	4,550	4,403
Operating lease liabilities - noncurrent	78,207	78,767
Other long-term liabilities, net of current portion	80,606	78,520
Total liabilities	385,774	383,736
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	546	541
Treasury stock, 1,000 shares at cost	(1,812)	(1,812)
Additional paid in capital	161,709	161,844
Retained earnings	12,902	15,367
Accumulated other comprehensive loss	(5,312)	(3,277)
Total Alaska Communications stockholders' equity	168,033	172,663
Noncontrolling interest	828	846
Total stockholders' equity	168,861	173,509

Total liabilities and stockholders' equity	$554,635	$557,245

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income	$2,369	$193
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	9,840	8,679
Loss on disposal of assets, net	86	(2)
Amortization of debt issuance costs and debt discount	350	303
Loss on extinguishment of debt	-	2,799
Amortization of deferred capacity revenue	(1,360)	(1,126)
Stock-based compensation	309	498
Deferred income tax expense	636	92
Charge for uncollectible accounts	(229)	(697)
Amortization of ROU asset	521	565
Other non-cash expense, net	(33)	121
Changes in operating assets and liabilities	9,873	4,050
Net cash provided by operating activities	22,362	15,475

Cash Flows from Investing Activities:
Capital expenditures	(7,463)	(8,563)
Capitalized interest	(316)	(355)
Change in unsettled capital expenditures	(3,759)	(1,121)
Net cash used by investing activities	(11,538)	(10,039)

Cash Flows from Financing Activities:
Repayments of long-term debt	(3,240)	(171,758)
Proceeds from the issuance of long-term debt	-	180,000
Debt issuance costs and discounts	-	(2,659)
Cash paid for debt extinguishment	-	(1,222)
Payment of withholding taxes on stock-based compensation	(439)	(305)
Net cash used by financing activities	(3,679)	4,056

Change in cash, cash equivalents and restricted cash	7,145	9,492

Cash, cash equivalents and restricted cash, beginning of period	28,293	14,985

Cash, cash equivalents and restricted cash, end of period	$35,438	$24,477

Supplemental Cash Flow Data:
Interest paid	$2,919	$3,075
Dividends payable at March 31, 2020	$4,852	$-
Income taxes paid, net	$-	$10

		Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2020	2019

Net income	$2,369	$193
Add (subtract):
Interest expense	2,959	3,056
Loss on extinguishment of debt	-	2,799
Interest income	(75)	(75)
Depreciation and amortization	9,840	8,679
Other income, net	(381)	(122)
Loss on disposal of assets, net	86	(2)
Income tax expense	960	98
Stock-based compensation	309	498
Net loss attributable to noncontrolling interest	18	34

Adjusted EBITDA	$16,085	$15,158

NonGAAP Measures:
The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $9.9 million in the three-month period ended March 31, 2020).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

		Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2020	2019

Net cash provided by operating activities	$22,362	$15,475
Adjustments to reconcile net cash provided by operating
activities to adjusted free cash flow:
Capital expenditures excluding prefunded projects	(6,836)	(8,563)
Capital expenditures for prefunded projects	(627)	-
Milestone payments received for prefunded projects	5,140	-
Amortization of revenue for prefunded projects	(227)	-
Amortization of deferred capacity revenue	1,360	1,126
Amortization of GCI capacity revenue	(516)	(511)
Amortization of debt issuance costs and debt discount	(350)	(303)
Interest expense	2,959	3,056
Interest paid	(2,919)	(3,075)
Interest income	(75)	(75)
Deferred income tax expense	(636)	(92)
Income tax expense	960	98
Income taxes paid, net	-	(10)
Charge for uncollectible accounts	229	697
Amortization of ROU asset	(521)	(565)
Other income, net	(381)	(122)
Net loss attributable to noncontrolling interest	18	34
Other non-cash expense, net	33	(121)
Changes in operating assets and liabilities	(9,873)	(4,050)
Adjusted free cash flow	$10,100	$2,999

		Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2020	2019

Adjusted EBITDA	$16,085	$15,158

Less:
Capital expenditures excluding prefunded projects	(6,836)	(8,563)
Amortization of GCI capacity revenue	(516)	(511)
Income taxes paid, net	-	(10)
Interest paid	(2,919)	(3,075)
	5,814	2,999
Impact of prefunded projects:
Capital expenditures for prefunded projects	(627)	-
Milestone payments received for prefunded projects	5,140	-
Amortization of revenue for prefunded projects	(227)	-
	4,286	-
Adjusted free cash flow*	$10,100	$2,999

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:
Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, cash severance expense for the Company's former Chief Executive Officer, and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

		Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2020	2019
Business and wholesale revenue
Business broadband	$15,639	$15,267
Business voice and other	7,236	7,001
Managed IT services	1,227	1,659
Equipment sales and installations	1,414	880
Wholesale broadband	11,979	10,262
Wholesale voice and other	1,288	1,426

Total business and wholesale revenue	38,783	36,495
Growth in business and wholesale	6.3%
Consumer revenue
Broadband	6,692	6,468
Voice and other	2,449	2,733

Total consumer revenue	9,141	9,201

Total business, wholesale, and consumer revenue	47,924	45,696
Growth in business, wholesale and consumer revenue	4.9%
Growth in broadband revenue	7.2%

Regulatory revenue
Access	5,418	6,289
High cost support	4,924	4,924

Total regulatory revenue	10,342	11,213

Total revenue	$58,266	$56,909
Growth in total revenue	2.4%
Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations,
Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenues: High Cost Support

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Voice:
Business access lines	67,406	67,248	68,788
Consumer access lines	22,227	22,864	25,156

Voice ARPU business	$27.14	$26.95	$25.21
Voice ARPU consumer	$34.11	$33.85	$33.77

Broadband:
Business connections	14,689	14,789	15,132
Consumer connections	31,819	31,476	32,811

Broadband ARPU business	$352.28	$345.93	$334.87
Broadband ARPU consumer	$70.19	$70.82	$65.44

Monthly Average Churn:
Business voice	0.9%	0.7%	1.1%
Consumer broadband	2.2%	2.9%	2.2%
Consumer voice	1.1%	1.3%	1.1%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	March 31,	December 31,
	2020	2019
2019 senior secured credit facility due 2024	$174,521	$177,750
Debt discount - 2019 senior secured credit facilities due 2024	(2,033)	(2,234)
Debt issuance costs - 2019 senior secured credit facilities due 2024	(1,713)	(1,863)
Capital leases and other long-term obligations	2,717	2,729
Total debt	173,492	176,382
Less current portion	(7,931)	(8,906)
Long-term obligations, net of current portion	$165,561	$167,476

Total debt	$173,492	$176,382
Plus debt discounts and debt issuance costs	3,746	4,097
Gross debt	177,238	180,479
Cash and cash equivalents	(33,818)	(26,662)
Net debt	$143,420	$153,817

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com